CuraGen Corporation has omitted from this Exhibit 10.1 portions of the Agreement for which CuraGen has requested confidential treatment from the Securities and Exchange Commission. The portions of the Agreement for which confidential treatment has been requested are marked with X's in brackets and such confidential portions have been filed separately with the Securities and Exchange Commission.


                                                                    Exhibit 10.1
                                   AGREEMENT



     Agreement made as of the 1st day of May, 1999, ( "Effective Date"), between COR Therapeutics Inc., a Delaware corporation, having its principal place of business at 256 East Grand Avenue, South San Francisco, CA 94080 ("COR") and CuraGen Corporation, a Delaware corporation, having its principal place of business at 555 Long Wharf Drive, 11th Floor, New Haven, Connecticut 06511 ("CURAGEN").

ARTICLE I - BACKGROUND

     WHEREAS, CURAGEN has developed a comprehensive suite of functional genomics technologies and processes (including SeqCalling(TM)), GeneCalling(R) and PathCalling(TM)); and bioinformatics software (including GeneScape(R) and CuraTools(TM)) (collectively "Discovery Tools");

     WHEREAS, COR and CURAGEN wish to initiate a collaboration to use the Discovery Tools in order to enable and expedite the discovery of information and the development of novel human health products (the "Research Collaboration");

     WHEREAS, COR wishes to obtain access to the data created in the Research Collaboration and certain rights to inventions made in the performance of the Research Collaboration pursuant to this Agreement;

NOW THEREFORE, in consideration of the foregoing premises, COR and CURAGEN agree to undertake the foregoing, under the terms and conditions set forth in this Agreement.

ARTICLE II - DEFINITIONS-

2.00 - Terms

       Terms used in this Agreement (other than the names of parties and article headings) that are set forth with an initial capital letter have the meanings established for such terms in the succeeding paragraphs of this Article II, or as otherwise specifically defined hereinafter.

2.01 - Affiliate

       Affiliate shall mean any person, corporation, firm, limited liability company, partnership or other entity, which directly or indirectly Controls or is Controlled by or is under common Control with a Party. "Control" or "Controlled" means ownership, directly or through one or more Affiliates, of fifty percent (50%) or more of the shares of stock entitled to vote for the election of directors, in the case of a corporation, or fifty percent (50%) or more of the equity interests in the case of any other type of legal entity, status as a general partner in any partnership, or any other arrangement whereby a Party controls or has the right to control the Board of Directors or equivalent governing body of a corporation or other entity, or the ability to cause the direction of the management or policies of a corporation or other entity.

2.02 - Completion

       With respect to a Research Project Data Set, Completion shall mean the date upon which (i) substantially all the electrophoresis data contemplated in the associated Research Plan is entered into GeneScape(R) and made available for viewing by COR and (ii) notice is given to COR and the Steering Committee pursuant to Section 3.01(c).

2.03 - Confidential Information

       Shall have the meaning set forth in Article 6.00 and shall be interpreted in accordance with the provisions of Article VI, below.

2.04 - COR Commercial Field

       Shall mean the use of COR Products for the prevention, treatment or cure of disease in humans. The COR Commercial Field shall not include any use for diagnostic purposes.

2.05 - COR Products

       Shall mean [XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX].

2.06 - COR Proprietary Material

       Shall mean samples provided by COR to CURAGEN for the purpose of performing the Research Collaboration and shall also be deemed to include the nucleic acids and other substances actually contained in such samples.

2.07 - CURAGEN Background Inventions

Shall mean all inventions claimed in an issued patent or patent application owned or controlled by CURAGEN and all know-how related to such inventions, other than CURAGEN Collaboration Intellectual Property Rights, which inventions or know-how would be infringed by COR's developing, making, having made, using, selling, offering for sale, or importing of a COR Product but for this Agreement.

2.08 - CURAGEN Commercial Field

Shall mean all fields of use other than the COR Commercial Field.

2.09 - CURAGEN Products

       Shall mean [XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXX].

2.10 - CURAGEN Collaboration Intellectual Property Rights

       Shall mean all intellectual property rights owned or controlled by CURAGEN, including, but not limited to, patents, trademarks, copyrights, know-how and trade secrets, that (i) are directly derived from CURAGEN's activities in the Research Collaboration and relate to Research Project Inventions, including without limitation, CURAGEN's rights and interests in Patent Rights, or (ii) relate to CURAGEN Collaborator Inventions (as defined in Section 4.01(b)).

2.11 - CURAGEN Proprietary Material

       Shall mean all substances made by CURAGEN in the performance of the Research Collaboration other than nucleic acid pools extracted from COR Proprietary Material.

2.12 - Discovered Products

       Shall mean products for the prevention, treatment or cure of disease in humans that are directly derived from a Research Project designed to identify or lead to a Target and in which the active ingredient is a Small Molecule or Inhibitory Antibody, provided that such products, or their discovery, development, production, use, sale or importation, (i) infringe a Valid Claim of the Patent Rights, and/or (ii) incorporate or make material use of any Research Project Data Set and/or Research Project Invention.

2.13 - Discovery Tools

       Shall have the meaning set forth in the first WHEREAS clause.

2.14 - Exclusive Evaluation Period or EEP

       Shall mean, with respect to a COR Product, the period of exclusive access pursuant to Article 4.00 to the Research Project Data Set from which such COR Product arose.

2.15 - FTE

       Is an acronym that stands for Full Time Equivalent, which shall mean the equivalent of a full year of effort on a full time basis (not less than 40 hours per week) of a researcher possessing skills and experience necessary to carry out applicable tasks under the Research Collaboration.

2.16 - IND

       Shall mean an application filed with the appropriate regulatory authorities of any country seeking approval to commence human clinical trials of a COR Product.

2.17 - Inhibitory Antibody

       Shall mean an immunoglobulin molecule that specifically interacts with a target antigen.
[XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX].

2.18 - New Indication Products

       Shall mean products developed, manufactured or sold by COR (i) for which an indication outside the Project Scope is discovered through the material use of any Research Project Data Set and/or Research Project Invention resulting from a Research Project designed for Optimization of a prospective product in Phase II or Phase III clinical trials or which is already approved for marketing, or (ii) whose use for an indication described in clause (i) infringes a Valid Claim of the Patent Rights.

2.19 - Net Sales

       Shall mean [XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX

XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX].

2.20 - Optimization

       Shall mean selection, optimization or testing of a prospective product (including the identification of toxicities or side effects) using expression information.

2.21 - Optimized Products

       Shall mean products for the treatment, prevention or cure of disease in humans that are directly derived from a Research Project designed for Optimization of such products, and in which the active ingredient is a Small Molecule or Inhibitory Antibody, provided that such products, or their discovery, development, production, use, sale or importation, (i) infringe a Valid Claim of the Patent Rights, and/or (ii) incorporate or make material use of any Research Project Data Set and/or Research Project Invention.

2.22 - Optioned Protein Therapeutic Products

       Shall mean Protein Therapeutic Products as to which COR and CuraGen have entered into a Co-Development Agreement pursuant to COR's exercise of the right of first negotiation as provided in Article 10.

2.23 - Party or Parties

       Shall mean COR or CURAGEN or both, as appropriate.

2.24 - Patent Rights

     Means the rights and interests in and to issued patents and pending patent applications without limitation to any country, including, but not limited to, all provisional applications, substitutions, continuations, continuations-in-part, divisions, and renewals, all letters patent granted thereon, and all reissues, reexaminations and extensions thereof, and Supplemental Protection Certificates relating thereto whether owned solely or jointly by a Party or licensed in by a Party, with the right to grant sublicenses, now or in the future, which claim a Research Project Invention.

2.25 - Project Scope

       Shall have the meaning set forth in Article 3.03(b).

2.26 - Project Year

       Shall mean a twelve-month period beginning on May 1 and ending on the following April 31.

2.27 - Protein Therapeutic Products

       Shall mean novel therapeutic protein products, provided that such products are first discovered during the course of performance of the Research Collaboration, and provided further that such products, or their discovery, development, production, use, sale or importation, (i) infringe a Valid Claim of the Patent Rights, and/or (ii) incorporate or make direct and material use of any Research Project Data Set or Research Project Invention.

2.28 - Research Collaboration

       Shall mean the collection of Research Projects to be performed by the Parties under this Agreement as described in the Research Plan and amendments thereto.

2.29 - Research Collaboration Term

       Shall have the meaning set forth in Article 3.11.

2.30 - Research Plan

       Shall mean the written description of the research to be performed by CURAGEN and COR under an individual Research Project, as presented in the form shown in GeneScapeO. Any such Research Plan shall be attached hereto as an Addendum to this Agreement and shall include the responsibilities of CURAGEN and COR in connection with such Research Project as well as the estimated completion thereof.

2.31 - Research Project

       Shall mean (i) a particular project to process and analyze a specified set of samples relevant to the discovery or development of a COR Product; (ii) SeqCalling(TM) projects designed to sequence genomic or cDNA relevant to the discovery or development of a COR Product; or (iii) any other project mutually agreed to by the Parties. Each Research Project shall have a clearly identified Project Scope.

2.32 - Research Project Data

       Shall mean all data and any other information obtained (other than from COR) or generated by CURAGEN in the performance of a Research Project in the Research Collaboration.

2.33 - Research Project Data Set

       Shall mean the specific collection of all Research Project Data resulting from a discrete Research Project.

2.34 - Research Project Invention

       Shall mean any invention made or discovered by or on behalf of a party to this Agreement through the material use of any Research Project Data Set and any other discovery, invention, know-how or trade secret conceived, made or reduced to practice in the performance of the Research Collaboration by or on behalf of a party to this Agreement, including any discovery, invention, know-how or trade secret conceived, made or reduced to practice by employees of CURAGEN or COR (or an Affiliate of COR), or jointly by employees of both, as well as any non-employees working for COR (or an Affiliate of COR) on its behalf or for CURAGEN on CURAGEN's behalf, in the performance of the Research Collaboration.

2.35 - Small Molecule

       Shall mean [XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
].

2.36 - Steering Committee

       Shall mean the steering committee to be established as provided in
Article 3.05.

2.37 - Target

       Shall mean any [XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX].

2.38 - Territory

       Shall mean all countries of the world.

2.39 - Third Party

       Shall mean any person, corporation, firm, limited liability company, partnership, or other entity, which is not a Party or an Affiliate of a Party.

2.40 - Valid Claim(s)

       Shall mean an unexpired claim of any issued patent within Patent Rights which has not been finally declared invalid or unenforceable by a patent office or by a court or other body of competent jurisdiction in any unappealed or unappealable decision and which has not been lost through an interference or opposition proceeding.

ARTICLE III - RESEARCH COLLABORATION

     3.00 - Basic Provisions of the Research Collaboration

     (a) The objective of the Research Collaboration will be for the Parties to perform Research Projects, which shall include efforts by CURAGEN to generate Research Project Data Sets using the Discovery Tools and the delivery of such Research Project Data Sets to COR and the analysis and use of such Research Project Data Sets by COR and CURAGEN to discover and Optimize COR Products.

     (b) CURAGEN shall, unless otherwise mutually agreed, devote [XXX] to the Research Collaboration during each Project Year of the Research Collaboration Term. COR may, at any time during the initial term of this Agreement, increase the total number of FTEs to a maximum of [XXXX] per year at the FTE rate set forth in
Article V. COR may request such an increase in the number of FTEs to be effective within ninety (90) days of such request. CURAGEN shall use commercially reasonable efforts to promptly provide such increased FTEs.

3.01 - Collaborative Efforts and Reports

       (a) The Parties agree that the successful execution of the Research Collaboration will require the collaborative use of both Parties' area of expertise. The Parties shall keep the Steering Committee fully informed about the status of the portions of the Research Collaboration they respectively perform. In particular, without limitation, each Party shall furnish to the Steering Committee quarterly written reports within thirty (30) days after the end of each quarterly period, describing the progress of its activities in reasonable detail, including (i) a summary of the progress of any ongoing Research Projects, (ii) a summary of uses of Research Project Data, including but not limited to COR's activities with regard to transfer of any such Research Project Data to COR's databases outside of the GeneScapeO database, and (iii) a description of Research Project Data Sets from completed Research Projects. At any time, upon the reasonable request of COR, CURAGEN will provide an update of the status of ongoing Research Projects to COR.

       (b) Scientists at CURAGEN and COR shall cooperate in the performance of the Research Collaboration and, subject to any confidentiality obligations to third parties, shall exchange information and materials (including COR Proprietary Material) as necessary to carry out the Research Collaboration. Each Party will attempt to accommodate any reasonable request of the other Party to send or receive personnel for purposes of collaborating or exchanging information under the Research Collaboration. Such visits and/or access will have defined purposes and be scheduled in advance. Each Party will bear its own travel and lodging costs related to such meetings.

       (c) CURAGEN will given written notice to COR and the Steering Committee promptly after the Research Project Data Set for a Research Project is made available for viewing by COR.

     (d) CURAGEN shall set up and maintain, throughout the Research Collaboration Term, a secure partition of its GeneScapeO database and software for use by COR and CURAGEN exclusively for the purposes of performing the Research Collaboration, and shall provide online electronic mail and telephone help during normal business hours in New Haven, Connecticut in the use thereof to COR. CURAGEN and COR shall jointly set up and maintain a secure connection to said partition of the GeneScape(R) database and software in order to give COR on-line access thereto. COR shall have no rights to use the GeneScapeO database and software except as expressly set forth herein and shall have no rights to provide access to the GeneScape(R) database and/or other CURAGEN software or databases to Third Parties without the prior written consent of CURAGEN. In the event the Parties agree that a dedicated line or lines is or are needed to provide access, COR shall be responsible for all costs associated therewith.

3.02 - Training

       COR will assign one COR individual to become "COR's internal expert" on the use of GeneScape(R) with the intent of having those individuals be the primary contacts with CURAGEN and having those individuals be available to provide internal training and support to COR users. CURAGEN shall provide commercially reasonable training to such internal experts, in a single training program to the extent reasonably practicable, at no additional cost to COR. CURAGEN will also provide training at CURAGEN's facilities to other COR personnel involved in Research Projects upon request of COR, with the time involved in such training being charged against COR's FTE allocation.

3.03 - Research Plans and Research Projects

       (a) An initial Research Plan for the Research Collaboration shall be agreed upon by the Parties no later than thirty (30) days after the Effective Date and shall include the initial Research Projects, a regular schedule on which samples are expected to be periodically provided by COR to CURAGEN for use in the Research Collaboration, a regular schedule on which Research Project Data Sets are expected to be delivered to COR, and plans to implement access to the GeneScape(R) database and software for COR. Periodically during the Research

Collaboration Term (no less than on a quarterly basis) or at any time on request of either COR or CURAGEN, the Research Plan shall be updated by the Parties, either directly or through the Steering Committee, to reflect changes thereto as well as progress made to date on such plan and such revised Research Plan shall be approved by the Steering Committee no later than thirty (30) days following their receipt thereof. Nothing in this Agreement shall be interpreted as obligating CURAGEN to perform any additional work beyond that set forth in any approved Research Plan.

       (b) Consistent with the Research Plan, COR shall propose Research Projects to CURAGEN. Each proposal for a Research Project shall specify the biological samples to be provided by COR, the drug or drug candidate (if any) to be tested, the purpose of the Research Project, the intended indication and intervention strategy sought to be achieved as a result of the Research Project (collectively, the "Project Scope") and whether the Research Project is intended to result in Discovered Products, Optimized Products or both.

3.04 - Non-Exclusivity

       [XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXX].

3.05 - Steering Committee

       A Steering Committee will be established by the Parties as provided below and will be responsible for the planning and monitoring of the Research Collaboration. In particular, the activities of the Steering Committee shall include:

       (a) Approving Research Projects proposed by COR and their associated Research Plans and establishing prioritization criteria for specific Research Projects, including determination of proposed dates for initiation of experiments and Completion;

      (b) Monitoring workflow, including sample transfer, sample analysis and data quality control, database posting, data analysis and summarization, software installation access, training and maintenance;

      (c) Monitoring of sample throughput, specific Research Project progress and overall Research Collaboration progress;

      (d) Ensuring timely disclosure of Research Project Inventions and the development and implementation of patenting strategies; and

      (e) Assigning tasks and responsibilities taking into account each Party's respective specific capabilities and expertise in order to avoid duplication and enhance efficiency and synergies.

3.06 - Composition of Steering Committee

       Within thirty (30) days following the execution of this Agreement, a Steering Committee shall be established for the purpose set forth in Article
3.05. The Steering Committee shall be composed of an equal number (but no more than three) representatives from each of CURAGEN and COR. One representative of COR will chair the Steering Committee. Except as set forth below, a Steering Committee member may delegate his/her duties to another employee of his/her organization. Each Party shall have the right to replace its representatives at any time during the term of this Agreement by providing written notice to the other Party. Other employees of COR or CURAGEN may attend meetings of the Steering Committee on invitation of either Party.

3.07 - Steering Committee Meetings

       The Steering Committee shall meet at least quarterly, with such meetings to be held, alternately, in New Haven, Connecticut, and at COR's facilities in South San Francisco, California, unless the Parties agree otherwise. Meetings may also be held by conference telephone or videoconference upon mutual agreement.

3.08 - Minutes of Steering Committee Meetings

       The Steering Committee shall keep accurate minutes of its deliberations which shall include all proposed decisions and all actions recommended or taken. Drafts of minutes shall be delivered to the members of the Steering Committee within ten (10) days after any meeting. The Party hosting the meeting shall be responsible for the preparation and circulation of the draft minutes. Draft minutes shall be edited by the Steering Committee members and shall be issued in final form only with the approval and agreement of the Steering Committee as evidenced by the signature on the minutes of a designated representative of each of CURAGEN and COR.

3.09 - Quorum; Voting, Decisions

       At each Steering Committee meeting, at least two (2) members appointed by each Party present in person or by telephone shall constitute a quorum and decisions shall be made by majority vote. Each Steering Committee member shall have one vote on all matters before the Steering Committee, provided that the member or members of each Party present at a Steering Committee meeting shall have the authority to cast the votes of any of such Party's members on the Steering Committee who are absent from the meeting. Notwithstanding the foregoing, the objective of the Parties to this Agreement is that decisions of the Steering Committee shall be made by consensus. However, except as otherwise set forth herein, in the event that the Steering Committee is unable to resolve any matter before it as set forth above, such matter shall be resolved in good faith by the Chief Executive Officer of COR.

3.10 - Expenses

       CURAGEN and COR shall each bear all expenses of their respective Steering Committee members related to their participation on the Steering Committee and attendance at Steering Committee meetings.

3.11 - Research Collaboration Term

       The initial term of the Research Collaboration hereunder shall be for a period of eighteen (18) months from May 1, 1999, with an option to extend the same [XXXXXXXXXXXXXXX

XXXXXXXXXXXXXX] by COR.  The term of the Research
Collaboration, as extended pursuant to this Article, is referred to herein as the "Research Collaboration Term."

3.12 - Conflict with Preexisting CURAGEN Projects

       (a) CURAGEN acknowledges that the performance of Research Projects identified on Exhibit 3.12 attached hereto are material to COR's decision to enter this Agreement. Both Parties acknowledge, however, that due to a preexisting duty or obligation of CURAGEN to a Third Party, CURAGEN may be restricted in the performance of or entirely unable to perform, a given Research Project proposed by COR. COR hereby agrees that CURAGEN may satisfy its obligations hereunder with respect to any such proposed Research Project other than the Research Projects identified on Exhibit 3.12 attached hereto, by submitting to COR a letter signed by an officer of CURAGEN certifying that such a proposed Research Project is subject to a preexisting duty or obligation by CURAGEN to a Third Party and cannot be undertaken because of such duty or obligation.

       (b) Both Parties also acknowledge that it is also possible that, even if CURAGEN is free to perform a given Research Project, Research Project Inventions arising from such Research Project may have previously been discovered by others or licensed by CURAGEN to others and therefore Patent Rights covering such Research Project Inventions may not be obtainable.

ARTICLE IV - DATA ACCESS; SOFTWARE ACCESS AND RESEARCH LICENSE

4.00 - COR's Access to Research Project Data Sets and Research Project Inventions-'

        (a) COR Access to Research Project Data Sets.
            ----------------------------------------

           (i)  Subject to CURAGEN's license and right of access as set forth in
                Article 4.01, for a period beginning on Completion of a particular Research Project Data Set and concluding on the last day of the calendar quarter in which the one year anniversary of such Completion occurs (the "Exclusivity Period"), COR shall have exclusive access to such Research Project Data Set for the purpose of discovering and developing COR Products for use in the COR Commercial Field. In addition, CURAGEN grants to COR a fully paid, worldwide, sole and exclusive license under CURAGEN's interest in the Research Project Inventions relating to such Research

               Project Data Set during such Exclusivity Period to use such Research Project Inventions for the purpose of discovering and developing COR Products for use in the COR Commercial Field.

         (ii) COR may extend the Exclusivity Period granted by Article 4.00(a)(i) for any Research Project Data Set and CURAGEN's interest in the Research Project Inventions relating thereto for up to [XXX] additional [XXXXX] periods by written notice to CURAGEN [XXXXXX] to the end of the then current Exclusivity Period and upon payment with such notice of an extension fee of [XXXXXXXXXXXXXXXXXXXXX] of extension.

         (iii) If, upon expiration of the second extension of exclusivity pursuant to Article 4.00(a)(ii) for a Research Project Data Set, COR desires permanent and sole exclusive access to such Research Project Data Set for the purpose of discovering and developing COR Products for use in the COR Commercial Field, a permanent exclusive license to CURAGEN's interest in Research Project Inventions related to such Research Project Data Set for the purpose of discovering and developing COR Products for use in the COR Commercial Field, and an exclusive commercial license pursuant to Article 8.00(b) for COR Products for use in the COR Commercial Field under CURAGEN Collaboration Intellectual Property Rights arising from the specific Research Project to which such Research Project Data Set relates, COR shall give written notice to CURAGEN, specifying the Research Project Data Set involved. Such notice shall be accompanied by payment of the fee specified below per Research Project Data Set based on the type of COR Product intended to result from the relevant Research Project as described below.

               [XXXXXXXXXXXXXXXXX]                        [XXXXXXXXX]
               [XXXXXXXXXXXXXXXXXX]                        [XXXXXXXX]

               [XXXXXXXXXXXXXXXXX]                       [XXXXXXXXXXX]


               Upon receipt of such notice and payment by CURAGEN, COR's license under Article 8.00(b) shall become effective for the CURAGEN Collaboration Intellectual Property Rights arising from the specific Research Project to which such Research Project Data Set relates and COR's access under Article 4.00(a) to the specified Research Project Data Set and license to the relevant Research Project Inventions shall become permanent and exclusive for the purpose of discovering and developing COR Products for use in the COR Commercial Field. Should COR elect not to exercise such option and take an exclusive license as set forth above, [XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
               XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
               XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX].

     (b) In the event COR elects, or is required, to disclose any Research Project Data or any Research Project Inventions to any Third Party, COR shall use commercially reasonable efforts to avoid any disclosures that might compromise CURAGEN's intellectual property rights in such Research Project Data or Research Project Inventions or CURAGEN's development or commercialization of CURAGEN Products.

     (c) COR shall: (x) not use Research Project Data Sets for any purpose other than as expressly provided for above; and (y) keep such Research Project Data Sets and related Research Project Inventions confidential, except as needed to apply for and maintain intellectual property protection and/or to exercise the licenses granted pursuant to this Article 4.00 and Article 8.00, including efforts relating to obtaining regulatory approval of the testing, manufacture and/or sale of COR Products. In addition, COR may make such Research Project Data Set available to bona fide collaborators for the purpose of discovering COR Products for the benefit of COR, [XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX].

4.01 - CURAGEN's Access to Research Project Data Sets and Research Project Inventions

       (a) Notwithstanding the rights granted to COR pursuant to Article 4.00, during the Research Collaboration Term and thereafter, CURAGEN shall have exclusive access to the Research Project Data Sets for the purpose of discovering, developing and commercializing CURAGEN Products for use in the CURAGEN Commercial Field. COR grants to CURAGEN a fully paid, worldwide, sole and exclusive license under COR's interest in the Research Project Data Sets and the Research Project Inventions to use all Research Project Data Sets, the Research Project Data therein and related Research Project Inventions for the purpose of discovering, developing and commercializing CURAGEN Products for use in the CURAGEN Commercial Field.

       (b) During the period of exclusivity of COR's access to any Research Project Data Set pursuant to Article 4.00, CURAGEN shall: (x) not use such Research Project Data Set for any purpose other than as provided for above; and
(y) keep such Research Project Data Set and related Research Project Inventions confidential, except as needed to apply for and maintain intellectual property protection and/or to exercise the licenses granted pursuant to this Article 4.01 or Article IX, including efforts relating to obtaining regulatory approval of the testing, manufacture and/or sale of CURAGEN Products. In addition, CURAGEN may make such Research Project Data Set available to bona fide collaborators for the purpose of discovering CURAGEN Products for the benefit of CURAGEN, provided however that CURAGEN shall only grant such access subject to the obligation of such collaborators to grant to CURAGEN an exclusive, worldwide, fully paid and royalty free license under any inventions made by such collaborators that are directly derived from such Research Project Data Set ("CURAGEN Collaborator Inventions") to develop, make, have made, use, sell, offer for sale, import and have imported products for which the active ingredient is a Small Molecule or Inhibitory Antibody, for use in the COR Commercial Field.

       (c) Upon the expiration of the period of exclusivity of COR's access to any Research Project Data Set pursuant to Article 4.00, CURAGEN shall have non-exclusive access to such Research Project Data Set for the purpose of discovering, developing and commercializing COR Products for use in the COR Commercial Field. In addition, COR shall, at such time, be deemed to have granted to CURAGEN a fully paid, worldwide, non-exclusive license under COR's interest in the Research Project Data Sets and the Research Project Inventions to use such Research Project Data Sets, the Research Project Data therein and related Research Project Inventions for the purpose of discovering, developing and commercializing COR Products for use in the COR Commercial Field and for all other purposes, including without limitation making such Research Project Data Set available to Third Parties.

       (d) In the event CURAGEN elects, or is required, to disclose any Research Project Data or Research Project Inventions to any third party, CURAGEN shall use commercially reasonable efforts to avoid any disclosures that might compromise COR's intellectual property rights in such Research Project Data or Research Project Inventions or COR's development or commercialization of COR Products.

4.02 -- Software License

        Access to the software contained in the Discovery Tools hereunder, or any components thereof, is hereby granted according to the following terms:

        (a) Such software and display screens are protected by copyright, patent, trade secret and other intellectual property laws. CURAGEN hereby grants to COR a non-exclusive non-transferable license to access such software solely for the purposes of performing the Research Collaboration and during the Research Collaboration Term. COR shall not copy such software or display screens except as occurs during the normal course of CURAGEN-provided access. COR shall not reverse engineer, decompile or disassemble such software or display screens.

Such software embodies trade secrets of CURAGEN that are considered Confidential Information or CURAGEN and subject to the confidentiality provisions hereof.

       (b) Any access to databases or other software of CURAGEN after the expiration of the Research Collaboration Term shall be provided only pursuant to written agreement of the Parties, unless otherwise provided herein.

ARTICLE V - FUNDING OF RESEARCH COLLABORATION

5.00 -- FTE Fees, Initial Term

        In consideration of CURAGEN's performance of the Research Collaboration, during the Research Collaboration Term, COR will pay CURAGEN an amount equal to [XXXXXXXXX] per year per FTE. As set forth in Article 3.00(b), unless otherwise agreed, [XXXX] per Project Year will be used during the Research Collaboration Term, resulting in a total payment for FTEs [XXXXXXXXXXXXX] per year. This amount will be paid to CURAGEN quarterly in advance on or before the first day of the first month of each quarterly period of each Project Year.

5.01 -- Access Fees -- Initial Term

        In addition to the above FTE payments, COR shall pay to CURAGEN [XXXXXXXXXX] per year, which payment shall provide COR with access to the Discovery Tools during the Research Collaboration Term. Payments shall be made quarterly in advance, on or before the first day of the first month of each quarterly period of each Project Year.

5.02 -- Post-Term Access Fees

        In the event that COR desires to have continued access to GeneScape(R) following the expiration of the Research Collaboration Term for the purposes of analyzing Research Project Data Sets, COR shall be permitted such access solely for such purpose after first providing written notice to CURAGEN, and upon payment of the Gene Scape(R) access fee which shall, in such event, be [XXXXXXXXXXXXXX] per Project Year, payable annually in advance.

ARTICLE VI -- TREATMENT OF CONFIDENTIAL INFORMATION

6.00 -- Confidential Information

     During the course of the Research Collaboration each Party may disclose to the other proprietary technical and business information, (collectively, "Confidential Information"). Except as expressly permitted hereunder, the receiving Party shall keep confidential all Confidential Information of the other Party and will not disclose such Confidential Information of the other Party to third parties by publication or otherwise. Each Party shall take reasonable steps to ensure that all of its employees and consultants shall protect and use Confidential Information of the other Party only in accordance with the terms hereof. Each Party further agrees not to use Confidential Information of the other Party for any purpose other than as expressly permitted hereunder. Such obligations of confidentiality and non-use shall remain in effect for a period of ten (10) years after the receipt of any such Confidential Information or, in the case of Confidential Information related to a license granted pursuant to Article IV, VIII or IX, upon the termination or expiration of the relevant provisions of this Agreement, whichever event is later. Notwithstanding the foregoing, the receiving Party's obligations of confidentiality and nonuse herein shall not apply to any information which:

     (a) is, at the time of disclosure by the disclosing Party hereunder, or thereafter becomes, a part of the public domain or publicly known or available through no fault or negligence of the receiving Party or any of its Affiliates; or

     (b) was otherwise in the lawful possession of the receiving Party or any of its Affiliates prior to disclosure by the disclosing Party, as demonstrated by the receiving Party's written records relative to such information; or

     (c) is lawfully disclosed to the receiving Party or any of its Affiliates on a non-confidential basis by a third party who is not in violation of an obligation of confidentiality to the disclosing Party relative to such information; or

     (d) was required by law to be disclosed; or

     (e) was independently developed by the receiving Party or an Affiliate without the use of any of the disclosing Party's Confidential Information; or

     (f)  is required to be disclosed by a governmental or judicial order.

6.01 -- Publications

        It is expected that each Party may wish to publish the results of its research under this Agreement. Contributions by the other Party shall be acknowledged in any publication by the publishing Party. In order to safeguard intellectual property rights, the Party wishing to publish or otherwise publicly disclose material which describes or otherwise discloses the other Party's proprietary technology shall first submit a draft of any proposed manuscript to the Steering Committee for review, comment and consideration of appropriate patent application preparation activity at least sixty (60) days prior to any submission for publication or other public disclosure. The Steering Committee will advise the Party seeking publication as to whether a patent application will be prepared and filed or whether trade secret protection should be pursued. The Steering Committee will, in cooperation with both Parties, determine the appropriate timing and content of any such publications. The Steering Committee can, in its discretion, request that the publishing Party delay publication for up to an additional sixty (60) days for the purpose of preparation of an appropriate patent application(s). If the Steering Committee is no longer functioning, its responsibilities under this Article 6.01 will be assigned to a committee consisting of one person designated by COR and one person designated by CURAGEN.

6.02 -- Press Release and Regulatory Filings

        The Parties shall mutually agree on a press release announcing the execution of this Agreement. Once any written statement is approved for disclosure by both Parties, either Party may make subsequent public disclosures of the contents of such statement without the further approval of the other Party. Nothing in this Agreement shall be construed to prohibit either party from disclosing factual information or data relating to this Agreement which may be required by law or the rules of any listing stock exchange or interdealer quotation system to be disclosed, or disclosing such information to investors, prospective investors, other sources of financing, potential acquirers or merger partners, or financial advisors, subject to appropriate binders of confidentiality as permitted by law or otherwise.

ARTICLE VII -- INTELLECTUAL PROPERTY RIGHTS AND THE FILING, PROSECUTION AND MAINTENANCE OF PATENT RIGHTS

7.00 -- COR Proprietary Material

        COR Proprietary Material shall remain the property of COR. CURAGEN shall use such COR Proprietary Material only for the purpose of conducting the Research Collaboration hereunder and shall not transfer or disclose COR Proprietary Material to any Third Party.

7.01 -- Data

        All Research Project Data Sets shall be owned by COR. The Parties' rights to use Research Project Data Sets shall be governed by the provisions of this Agreement.

7.02 -- Inventions

        Each Party shall promptly disclose to the other Party all Research Project Inventions. Ownership of all Research Project Inventions, and Patent Rights based thereon, shall vest (a) with COR for all inventions having solely COR employees or representatives as inventors, (b) with CURAGEN for all inventions having solely CURAGEN employees or representatives as inventors and
(c) jointly for all inventions having both COR and CURAGEN employees or representatives as inventors. Inventorship will be determined by U.S. patent law.

7.03 -- Filing Prosecution and Maintenance of Patent Rights for Research Project Inventions Owned Solely by COR

        COR shall, at COR's expense, have sole responsibility hereunder to file, prosecute and maintain patents on all Research Project Inventions owned solely by COR. CURAGEN agrees to provide reasonable assistance and cooperation to COR to facilitate such filing, prosecution and maintenance. COR agrees that any such preparation, filing, prosecution and maintenance shall be conducted diligently and that CURAGEN shall be kept fully informed of the progress thereof and provided with copies of all material documents pertaining thereto for COR owned Research

Project Inventions prosecuted by COR and licensed to CURAGEN hereunder. CURAGEN shall be informed within thirty (30) days of the issuance of any such patent.

     In the event COR elects to discontinue patent protection for any Research Projection Invention, or part thereof, subject to this Article 7.03, CURAGEN may assume the prosecution of any such patent application at its own expense and for COR's benefit.

7.04 -- Filing, Prosecution and Maintenance of Patent Rights for Research Project Inventions Owned Solely by CURAGEN

     CURAGEN shall, at CURAGEN's expense, have sole responsibility hereunder to file, prosecute and maintain patents on all Research Project Inventions owned solely by CURAGEN. COR agrees to provide reasonable assistance and cooperation to CURAGEN to facilitate such filing, prosecution and maintenance. CURAGEN agrees that any such preparation, filing, prosecution and maintenance shall be conducted diligently and that COR shall be kept fully informed of the progress thereof and provided with copies of all material documents pertaining thereto for CURAGEN owned Research Project Inventions prosecuted by CURAGEN and licensed to COR hereunder. COR shall be informed within thirty (30) days of the issuance of any such patent.

7.05 -- Filing, Prosecution and Maintenance of Patent Rights for Jointly Owned Research Project Inventions.

     Patent Rights on jointly owned Research Project Inventions will be filed, prosecuted and maintained by independent patent counsel mutually selected by the Parties. Decisions with respect to such filing, prosecution and maintenance shall be jointly made by the Parties.

7.06 -- Preventing Loss of Patent Rights

     The Parties shall mutually agree prior to either Party taking any action which would (a) permit any patent application or patent within the Patent Rights to lapse; or (b) amend any patent application or patent within the Patent Rights so as to irrevocably limit or materially change the lawful scope of such Patent Rights; provided, however, that such obligation shall not apply to any Patent Rights being prosecuted by one party in which the other party has no rights (either by ownership or license) hereunder.

7.07 -- Notice of Infringement

     If, during the term of this Agreement, either Party learns of any infringement or threatened infringement by a Third Party of the patents within Patent Rights which affects rights licensed to COR or CURAGEN hereunder, such Party shall promptly notify the other Party and shall provide such other Party with available evidence of such infringement.

7.08 -- Infringement Litigation

     COR shall have the first right (but not the obligation), at its own expense, to bring suit (or other appropriate legal action) against any actual or suspected infringement of the Patent Rights owned by COR. CURAGEN shall have the first right (but not the obligation), at its own expense, to bring suit (or other appropriate legal action) against any actual or suspected infringement of the Patent Rights owned by CURAGEN. With respect to Patent Rights that are jointly owned, COR shall have the first right (but not the obligation), at its own expense, to bring suit (or other appropriate legal action) against any actual or suspected infringement of the Patent Rights by a Third Party product in the COR Commercial Field and CURAGEN shall have the first right (but not the obligation), at its own expense, to bring suit (or other appropriate legal action) against any actual or suspected infringement of the Patent Rights by a Third Party product in the CURAGEN Commercial Field. If the Party given the first right does not take such action with respect to a jointly owned Patent Right within one hundred twenty (120) days after written notice from the other Party of the infringement, then the other Party shall have the right (but not the obligation), at its own expense, to bring suit against such infringement. The Party bringing the suit shall have the right to settle such suit. Any amount recovered, whether by judgment or settlement, shall first be applied to reimburse the costs and expenses (including attorneys' fees) of the Party bringing suit, then to the costs and expenses (including attorneys fees), if any, of the other Party. Any amounts remaining shall be allocated to each party in accordance with each Party's damages incurred on account of such infringement, calculated in accordance with United States laws pertaining to patent damages.

7.09 -- Cooperation

     Each Party shall, at the expense of the Party bringing any suit, execute all papers and perform such other acts as may be reasonably required to maintain any infringement suit brought in accordance with Article 7.08 above (including giving legal consent for bringing such suit, and agreeing to be named as a plaintiff or otherwise joined in such suit), and at its option and expense, may be represented in such suit by counsel of its choice.

ARTICLE VIII -- COMMERCIAL LICENSES TO COR

8.00 -- COR Products

          (a) Subject to Article 8.00(c), CURAGEN grants to COR a royalty bearing worldwide, non-exclusive license under CURAGEN Collaboration Intellectual Property Rights and a non-exclusive license under CURAGEN Background Inventions for which CURAGEN has the right to grant licenses or sublicenses to develop, make, have made, use, sell, offer for sale, import and have imported COR Products for use in the COR Commercial Field. It is agreed that CURAGEN shall not be obligated to seek sublicense rights for Background Inventions not otherwise granted by CURAGEN's licensors.

          (b) Subject to Article 8.00(c), effective upon the exercise of each option under Article 4.00(a)(iii) and payment of the fee specified therein, CURAGEN grants to COR a royalty bearing, worldwide, sole and exclusive license under CURAGEN Collaboration Intellectual Property Rights covering the specific Research Project Inventions to which the relevant Research Project Data Set relates, to develop, make, have made, use, sell, offer for sale and import and have imported COR Products for use in the COR Commercial Field.

     (c) At any time COR identifies a COR Product, COR shall give written notice to CURAGEN and shall describe and identify such COR Product in such notice.
Upon receipt of such notice, the licenses granted by Articles 8.00(a) and (b) shall become effective for such COR Product and the access rights and licenses granted by Article 4.00 shall extend to commercialization of such COR Product; provided, however, that the licenses granted by Articles 8.00(a) and (b) shall not include rights under any CURAGEN Background Inventions (i) that have been previously licensed, at the time such notice is received by CURAGEN, to Third Parties for the type of product identified by COR in such notice except to the extent permitted by any such previously granted license or
(ii) which cover the making, using or selling of a product for which CURAGEN has preclinical data at the time such notice is received by CURAGEN.

8.01 -- Sublicenses

     COR shall have the right to grant sublicenses under any portion of the exclusive licenses granted by CURAGEN in Article 8.00 above; provided, however, that COR remains obligated to ensure any sublicensee's performance, including the payment of milestones and royalties to CURAGEN pursuant to this Article.

8.02 -- Royalty Payments

        (a) Discovered Products that are within the relevant Project Scope.  COR
            --------------------------------------------------------------
shall pay CURAGEN a royalty on Net Sales in the Territory of each Discovered Product that is within the Project Scope of the Research Project from which it arose equal to (i) [XXXXXXXXXXXXX XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXX].

        (b) Discovered Products that are not within the relevant Project Scope.
            ------------------------------------------------------------------
COR shall pay CURAGEN a royalty on Net Sales in the Territory of each Discovered Product that is not within the Project Scope of the Research Project from which it arose equal to (i) [XXXXXXXX XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX].

        (c) Optimized Products.  COR shall pay CURAGEN a royalty of [XXX] of Net
            ------------------
Sales in the Territory of each Optimized Product.

        (d) New Indication Products.  COR shall pay CURAGEN a royalty on Net
            -----------------------
Sales in the Territory of each New Indication Product as follows: (i) [XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX]. Determination of whether the sale of a New Indication Product triggers a royalty obligation to CURAGEN shall be made in accordance with the following procedures: COR will make a good faith determination of the sales volume of New Indication Products using such methods and practices as are reasonably available to it consistent with its customary monitoring of COR product sales, and will remit to CURAGEN royalty payments on such sales of New Indication Products consistent with the provisions of this Agreement, including providing a royalty statement pursuant to Article 8.04. In the event that CURAGEN disputes the amount of royalties paid by COR with respect to New Indication Products, CURAGEN must first exhaust its audit rights under this Agreement in accordance with Article
8.09. If such dispute is not resolved through the audit process, CURAGEN may seek resolution of such dispute according to Article 12.06(b), subject to the following:

          (1) The parties may present expert testimony in any arbitration proceeding brought pursuant to Article 12 in the form of indication survey evidence or such other evidence or expert testimony as the offering party wishes to present.

          (2) In rendering a decision, the arbitrator may adjust the royalties due on the New Indication Product sales at issue in such proceeding either upward or downward in accordance with the evidence presented at the arbitration by the parties.

In the event the Parties do not otherwise agree on the final royalty for any New Indication Product, the matter shall be resolved pursuant to Article 12.06.

     (e) Highest Royalty Payable.  In the event that a COR Product is subject to
         -----------------------
more than one royalty pursuant to this Article 8.02, only the highest applicable royalty shall be paid.

8.03 -- Milestone Payments

     (i) COR shall make the following milestone payments to CURAGEN for each Discovered Product at the time of filing of the IND for such Discovered Product:

              (a) For Discovered Products within the relevant Project Scope:
                  ---------------------------------------------------------

                  [XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX]

              (b) For Discovered Products not within the relevant Project Scope:
                  -------------------------------------------------------------

              [XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX]

              (ii) COR shall make the following milestone payments to CURAGEN for each Optimized Product:

              [XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX].

              (iii) COR shall make the highest applicable milestone payment set forth below to CURAGEN for each New Indication Product upon receipt of marketing approval:

              [XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX].

              (iv) All such payments shall be made to CURAGEN within thirty (30) days of the relevant date. For each COR Product which may be tested or sold in any country without an IND filing or without clinical trials or marketing approval, any milestone payable upon IND filing for such COR Product shall be payable upon the commencement of clinical trials (or upon the first submission of an application for regulatory approval of sale if no clinical trials are required or upon first commercial sale if no application for regulatory approval of sale is required), any milestone payable on commencement of a particular phase of clinical trials will be payable on submission of an application for regulatory approval of sale or if no such submission is required then upon first commercial sale, and any milestones payable on marketing approval for such COR Product will be payable upon first commercial sale of such COR Product in any country in the world.

              (v) Payment Limitations. For a given COR Product, COR will make
                  ------------------- each payment under Article 8.03 only once for a given COR Product directed to a particular Target for a particular clinical indication.

8.04 - Remittance of Payments

       The royalties due under this Article VIII shall be calculated quarterly as of March 31, June 30, September 30, and December 31 and shall be paid within sixty (60) days after the end of the quarterly period in which such royalties are accrued. With each such quarterly payment, COR shall furnish CURAGEN a royalty statement setting forth on a country-by-country and COR Product-by-COR Product basis, the relevant sales information, including at least the quantity of each COR Product sold in each country, total Net Sales of each COR Product in each country, the calculation of Net Sales and the royalty payable to CURAGEN.

8.05 - Foreign Currency Conversions

       All payments to be made under this Agreement, including the royalties payable to CURAGEN by COR, shall be paid by COR in the United States in U.S. dollars regardless of the countries in which sales are made. Payment shall be made by wire transfer or other mutually acceptable means to a bank account designated by CURAGEN. Whenever, for the purpose of calculating royalties, conversion from any foreign currency shall be required to determine Net Sales, the amount of such sales in foreign currencies shall be converted into U.S. dollars, using the rate of exchange for buying U.S. dollars set forth in the Wall Street Journal for the last business day of the calendar quarter.

8.06 - Taxes Withheld

       Any income or other tax that COR is required by a government agency to withhold and pay on behalf of CURAGEN with respect to the royalties payable under this Agreement shall be deducted from and offset against said royalties prior to remittance to CURAGEN; provided, however, that in regard to any tax so deducted, COR shall give or cause to be given to CURAGEN such assistance as may reasonably be necessary to enable CURAGEN to claim exemption therefrom or credit therefor, and in each case shall furnish CURAGEN proper evidence of the taxes paid on CURAGEN's behalf.

8.07 - Duration of Royalties

     The term of any royalty obligation hereunder shall, with respect to each COR Product, be on a country-by-country basis until the later of [XXXXXXXXXXXXXX XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX].

8.08 - Overdue Payments

       Payments not made within the time periods set forth in this Article
VIII shall bear interest at a rate of one percent (1%) per month (or the highest rate allowed by law, if lower) from the due date until paid in full.

8.09 - Records Retention.  Audits

       COR, its Affiliates, licensees and sublicensees shall keep, for three (3) years from the date of each payment of royalties, complete and accurate records of sales by COR and its Affiliates, licensees, and sublicensees of each COR Product in sufficient detail to allow the accruing royalties to be determined accurately. CURAGEN shall have the right for a period of three (3) years after receiving any report or statement with respect to royalties due and payable to appoint an independent certified public accountant reasonably acceptable to COR to inspect the relevant records of COR and its Affiliates, licensees and sublicensees to verify such report or statement. COR and its Affiliates, licensees, and sublicensees shall each make its records available for inspection by such independent certified public accountant during regular business hours at such place or places where such records are customarily kept, upon reasonable notice from CURAGEN, solely to verify the accuracy of the reports and payments. Such inspection right shall not be exercised more than once in any calendar year nor more than once with respect to sales of any COR Product in any given payment period. CURAGEN agrees to hold in strict confidence all information concerning royalty payments and reports, and all information learned in the course of any audit or inspection, except to the extent necessary for CURAGEN to reveal such information in order to enforce its rights under this Agreement or if disclosure is required by law, regulation or judicial order. CURAGEN shall pay for such inspections.

     In the event that such audit shall indicate that in any calendar year the royalties which should have been paid by COR are greater than those which were actually paid by COR, then COR shall promptly pay the underpaid amount to CURAGEN and, if the royalties which should have been paid are at least five percent (5%) greater than the amount actually paid, shall also reimburse CURAGEN for the cost of such audit.

ARTICLE IX - COMMERCIAL LICENSES TO CURAGEN

9.00  License to CURAGEN for CURAGEN Products

      COR hereby grants to CURAGEN, under COR's rights in and to (i) Research Project Data Sets, the Research Project Data therein, Research Project Inventions, and Patent Rights related thereto, and (ii) COR Collaborator Inventions a fully paid, worldwide, sole and exclusive license to develop, make, have made, use, have used, sell, have sold, offer for sale, import and have imported CURAGEN Products for use in the CURAGEN Commercial Field. Such license shall include the right to grant sublicenses.

9.01  License to CURAGEN where COR has Non-Exclusive Rights

      COR hereby grants to CURAGEN, under COR's rights in and to Research Project Data Sets, the Research Project Data therein, Research Project Inventions, and Patent Rights related thereto for which COR's rights are not exclusive pursuant to Article IV and Article VIII, a fully paid, worldwide, non-exclusive license to develop, make, have made, use, have used, sell, have sold, offer for sale, import and have imported COR Products. Such license shall include the right to grant sublicenses.

9.02  Unblocking Licenses to CURAGEN

      In connection with the grant of a license to CURAGEN pursuant to
Article 9.00 and 9.01 above, upon written request of CURAGEN, COR shall grant to CURAGEN, a fully paid, worldwide, non-exclusive license to any COR Background Inventions for which COR has the right to grant licenses or sublicenses, solely to the extent necessary to allow CURAGEN to practice the licenses granted to CURAGEN herein, provided however that COR shall not be obligated to seek sublicense rights not otherwise granted by COR's licensors. As used in this Article 9.02, "COR Background Inventions" shall mean all inventions claimed in an issued patent or patent application owned or controlled by COR and all know-how related to such inventions, which would be infringed by CURAGEN's developing, making, having made, using, selling, offering for sale, or importing of a CURAGEN Product or a COR Product.

ARTICLE X - NOTIFICATION OF PRODUCTS, RIGHT OF FIRST NEGOTIATION

10.00 - Notification of Product Identification

        (a) At any time COR identifies a COR Product or Protein Therapeutic Product, COR shall promptly give written notice to CURAGEN. At any time COR identifies a product whose discovery, development, manufacture, use or sale incorporates or makes use of any Research Project Data Set and/or Research Project Invention which COR does not believe is material, COR shall also promptly give written notice to CURAGEN, specifying the actual incorporation or use and the basis for COR's belief that it is not material. At any time CURAGEN identifies a COR Product directly derived from a Research Project Data Set for which the Exclusivity Period remains in effect or a Protein Therapeutic Product, CURAGEN shall promptly give written notice to COR. Any such notice shall describe and identify such COR Product or Protein Therapeutic Product in reasonable detail.

        (b) [XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX].

10.01 - Notification of IND Filing

     (a) COR shall give written notice to CURAGEN of the filing of an IND for any COR Product. Such notice shall describe and identify the COR Product for which the IND was filed and shall include COR's conclusion as to (i) whether the COR Product is a Discovered Product, Optimized Product or New Indication Product, and (ii) which royalty rate and milestones are applicable to such COR Product under Articles 8.02 and 8.03.

     (b) [XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX]

10.02 - Right of First Negotiation

        (a) For each [XXX] FTEs that COR funds hereunder during any consecutive twelve (12) month period of the Research Collaboration Term, COR shall have a right of first negotiation to co-develop with CURAGEN [XXXXXX] on terms to be negotiated in good faith by the Parties as set forth below. For example, if COR funds [XXXXXX], COR will have a right of first negotiation for [XXXXXXXXXXX].

        (b) The availability of such right of first negotiation shall commence [XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXX].

          (i) Upon receipt of such notice under Article 10.02(b), the Party receiving the notice ("Receiving Party") shall have sixty (60) days after receipt of the notice to provide a written response to the Party giving the notice ("Notifying Party") as to whether or not it wishes to enter into negotiations concerning co-development of such Protein Therapeutic Product.

          (ii) If CURAGEN is the Notifying Party and does not receive a response from COR within such sixty (60) day period, or if [XXXXXXXXXXXXXXXXXXXXXXXXX XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXX].

          [XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX].

          (iii) If COR is the Notifying Party, the parties shall negotiate the possible co-development of such Protein Therapeutic Product in good faith for the period of ninety (90) days. If no agreement is reached, the provisions of this Article 10.02 shall continue to apply with respect to such Protein Therapeutic Product for the balance of the relevant two (2) year period.

ARTICLE XI - TERMINATION

11.00 - Termination

        [XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX].

11.01 - Effects of Termination Under Article 11.00 Upon Rights of the Parties

        Any termination of the Research Collaboration under Article 11.00 shall be without prejudice to the rights of any Party then accruing or otherwise accrued under this Agreement. Upon any such termination, all remaining COR Proprietary Materials or CURAGEN Proprietary Materials provided to the other Party hereunder shall be destroyed or returned to the providing Party, except to the extent any such materials are subject to a surviving license or right of use hereunder.

11.02 - Termination with Cause

        This Agreement and the rights and licenses granted by one Party to the other hereunder may be terminated upon any material breach by the other Party of any material obligation or condition, effective thirty (30) days after giving written notice to the breaching Party of such termination in the case of a payment breach and sixty (60) days after giving written notice to the breaching Party of such termination in the case of any other material breach, which notice shall describe such breach in reasonable detail. The foregoing notwithstanding, if the default or

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

breach is cured or shown to be non-existent within the aforesaid thirty (30) or sixty (60) day period, the notice shall be deemed automatically withdrawn and of no effect.

11.03 - Termination Following Bankruptcy

        If either Party files for protection under bankruptcy laws, makes an assignment for the benefit of creditors, appoints or suffers appointment of a receiver or trustee over all or substantially all of its property, files a petition under any bankruptcy or insolvency act or has any such petition filed against it which is not discharged within sixty (60) days of the filing thereof, then the other Party may terminate this Agreement by notice to such Party.

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

11.04 - Effect of Termination under Article 11.02

        Upon termination of this Agreement under Article 11.02 by a Party, all relevant licenses granted by the terminating Party to the breaching Party hereunder shall terminate automatically. In addition, upon any termination pursuant to Article 11.02, the breaching Party shall be deemed without any further action to have forfeited its rights to commercialize any products which are COR Products (if the breaching Party is COR) or CURAGEN Products or COR Products (if the breaching Party is CURAGEN).

11.05 - Obligations

        All Parties shall remain liable for all obligations accruing prior to the date of termination.

11.06 - Remedies

        If either Party shall fail to perform or observe its material obligations, or otherwise breaches any of its material obligations under this Agreement, in addition to any right to terminate this Agreement, the non-defaulting Party shall have the right to any other relief or remedies available under law or equity.

11.07 - Surviving Provisions

        Notwithstanding any provision herein to the contrary, the rights and obligations set forth in Articles 4.00, 4.01 and Articles VI, VII, VIII, IX, X, XI and XII, shall survive the normal expiration or early termination of this Agreement; provided, however, that if this Agreement is terminated due to breach by COR, COR shall have no continuing rights under Article 4.00, Article VIII, or
Article X, and if this Agreement is terminated due to breach by CURAGEN, CURAGEN shall have no continuing rights under Article 4.01 or Article IX.

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

ARTICLE XII - MISCELLANEOUS

12.00 - CURAGEN Representations and Covenants

        CURAGEN represents and warrants that: (a) the execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all appropriate CURAGEN corporate actions; (b) CURAGEN is under no obligation which is inconsistent with this Agreement, except as specifically set forth herein; (c) CURAGEN has the full right and legal capacity to grant the rights to COR set forth in Section 4.02 and Article VIII; and that
(d) CURAGEN's GeneScapeO software is "Year 2000" compliant to the extent that CURAGEN is responsible for creation of the GeneScape(R) executable code, i.e., the GeneScape(R) executable code created by CURAGEN will properly record, store and process dates, and calculate spans of time between dates, on and following January 1, 2000. (However, COR acknowledges that the GeneScape(R) system is dependent on software from a variety of vendors including but not limited to:
(a) the Solaris Operating System (and associated compilers); (b) the Oracle relational database system; and (c) the Oracle Web Server. While CURAGEN is making reasonable effort to insure that the externally supplied software on which CURAGEN depends is Year 2000 compliant, CURAGEN does not warrant against a GeneScape(R) failure as a result of non-compliance on the part of one or more of its external suppliers. CURAGEN also does not warrant the compliance of other providers that may affect COR's ability to use GeneScape(R), including those portions of the internet beyond CURAGEN's control and the computing platform and web browsing software in use by COR. CURAGEN covenants that (a) CURAGEN will obtain from its employees and consultants rights of assignment with respect to all Research Project Inventions; and (b) CURAGEN will not, without COR's prior written consent, enter into any agreement with any third party that would prevent CURAGEN's performance of CURAGEN's obligations to COR under this Agreement.

12.01 - COR Representations and Covenants

        COR represents and warrants that: (a) the execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all appropriate COR corporate actions; (b) COR is under no obligation which is inconsistent with this Agreement; and (c) COR has the full right and legal capacity to grant the rights to CURAGEN set forth to Article IX. COR covenants that (a) COR will obtain from its employees and consultants rights of assignment with respect to all Research Project Inventions; and (b) COR will not, without CURAGEN's prior written consent, enter into any agreement with any third party that would prevent COR's performance of COR's obligations to CURAGEN under this Agreement.

12.02 - Entire Agreement

        The provisions contained in this Agreement constitute the entire agreement between the Parties with respect to the subject matter and supersede all previous communications, representations and agreements (whether verbal or written) between the Parties with respect to the subject matter hereof, including, without limitation, the Confidential Disclosure Agreement dated April 23, 1998 between the Parties.

12.03 - No Warranties

        (a) Nothing in this Agreement is or shall be construed as:

          (i) a warranty or representation by either Party as to the validity or scope of any application or patent;

          (ii) a warranty or representation that anything made, used, sold or otherwise disposed of under any license granted pursuant to this Agreement is or will be free from infringement of patents, copyrights, and other rights of Third Parties.

        (b) Except as expressly set forth above in this Agreement,

        NEITHER PARTY MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED. THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS, FITNESS FOR A PARTICULAR PURPOSE, OR OF NON-INFRINGEMENT OF ANY PATENT,

COPYRIGHT, TRADEMARK, OR OTHER RIGHTS, OR ANY OTHER EXPRESS OR IMPLIED
WARRANTIES.

12.04 - Liability

        NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT OR OTHERWISE, NEITHER PARTY WILL BE LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR (I) ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES OR LOST PROFITS OR (II) COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY OR SERVICES.

12.05 - Notices

        Any notices, requests, deliveries, approvals or consents required or permitted to be given under this Agreement to COR or CURAGEN shall be in writing and shall be personally delivered or sent by facsimile (with written confirmation to follow via United States first class mail), overnight courier providing evidence of receipt or certified mail, return receipt requested, postage prepaid, in each case to the respective address specified below (or to such address as may be specified in writing to the other Party hereto):

        If to CURAGEN:         555 Long Wharf Drive, 11th Floor
                               New Haven, CT  06511
                               Attn:  Vice President, Business Development
                               Fax:  (203) 401-3333

        With a copy to:        Mintz, Levin, Cohn, Ferris,
                               Glovsky and Popeo, P.C.
                               One Financial Center
                               Boston, MA 02111
                               Attn:  Jeffrey M. Wiesen, Esq.
                               Fax:  (617) 542-2241

        If to COR:             256 East Grand Avenue
                               South San Francisco, CA 94080
                               Attn:  President
                               Fax:  (650) 244-9208

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

Such notices shall be deemed to have been sufficiently given on: a) the date sent if delivered in person, b) the next business day after dispatch in the case of transmission by facsimile or overnight courier or c) five (5) business days after deposit in the US mail in the case of certified mail.

12.06 - Dispute Resolution and Arbitration

        (a) If CURAGEN disagrees with COR's determination with respect to material use of a Project Data Set or Research Project Invention in a notice given under Article 10.00 or with COR's determination of the type of COR Product or which royalty rate or milestone payment is applicable for any COR Product under Articles 8.02 and 8.03 in a notice given under Article 10.01, then CURAGEN will have a period of 6 months, beginning from the receipt of the notice under
Article 10.00 or Article 10.01, to notify COR of the dispute. The Parties will each designate one representative who will negotiate in good faith for a period of 120-days to resolve the dispute. The 120-day negotiation period will begin 30 days after CURAGEN notifies COR in writing of the dispute. If the Parties fail to resolve the dispute during such 120-day period, then the issue will be resolved by binding arbitration as set forth in Article 12.06(b).

        (b) Any dispute that is not resolved pursuant to Article 12.06(a) and any other dispute arising out of or relating to this Agreement, or any alleged breach of this Agreement, shall be settled by binding arbitration in accordance with the Rules of the American Arbitration Association ("AAA"), except as modified by this Article 12. Each arbitration shall be conducted by three arbitrators, consisting of one arbitrator chosen by each party and the third arbitrator chosen by the first two so chosen. No arbitrator shall be affiliated with either Party. In the event that the first two arbitrators are not able to agree upon and choose a third arbitrator, the third arbitrator shall be appointed in accordance with the Commercial Arbitration Rules of the AAA. The arbitration proceeding shall be conducted in the English language in either New Haven, Connecticut, if initiated by COR, or in South San Francisco, California, if initiated by CURAGEN, unless the Parties agree to conduct the arbitration in another location. The arbitration shall be binding and not appealable to any court in any jurisdiction. The prevailing

Party may enter the arbitration decision in any court having competent jurisdiction. The losing Party shall pay the costs of arbitration.

12.07 - Currency

        Unless otherwise indicated, all monetary amounts referred to in this Agreement are in United States currency.

12.08 - Further Assurances

        The Parties agree to execute such further documents and to do such further acts as may be necessary to implement and carry out the intent of this Agreement.

12.09 - Limitations

        Except as expressly set forth in this Agreement, neither Party grants to the other Party any right or license to any of its respective intellectual property.

12.10 - Waiver

        The terms or conditions of this Agreement may be waived only by a written instrument executed by the Parties hereto. The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect its rights at a later time to enforce the same. No waiver by any Party of any condition or term shall be deemed as a continuing waiver of such condition or term or of another condition or term.

12.11 - Assignment

        This Agreement may not be assigned by either Party without the consent of the other, except that each Party may, without such consent, assign this Agreement and the rights, obligations and interests of such Party, in whole or in part, to any of its Affiliates, to any purchaser of all or substantially all of its assets in the line of business to which this Agreement pertains or to any successor corporation resulting from any merger or consolidation of such Party with or into such corporations.

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

12.12 - Force Majeure

        Neither Party shall be liable for failure of or delay in performing obligations set forth in this Agreement, and neither shall be deemed in breach of its obligations, if such failure or delay is due to natural disasters or any causes beyond the reasonable control of such Party. In the event of such force majeure, the Party affected thereby shall use reasonable efforts to cure or overcome the same and resume performance of its obligations hereunder.

12.13 - Construction

        The Parties hereto acknowledge and agree that: (i) each Party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting Party shall not be employed in the interpretation of this Agreement; and (iii) the terms and provisions of this Agreement shall be construed fairly as to all Parties hereto and not in favor of or against any Party, regardless of which Party was generally responsible for the preparation of this Agreement.

12.14 - Severability

        If any provision(s) of this Agreement are or become invalid, are ruled illegal by any court of competent jurisdiction or are deemed unenforceable under then current applicable law from time to time in effecting during the Term hereof, it is the intention of the Parties that the remainder of this Agreement shall not be affected thereby provided that a Party's rights under this Agreement are not materially affected, in which circumstance the Parties hereto covenant and agree to renegotiate any such term, covenant or application of this Agreement in good faith in order to provide a reasonably acceptable alternative to the term, covenant or condition of this Agreement or the application thereof that is invalid, illegal or unenforceable, it being the intent of the Parties that the basic purposes of this Agreement are to be effectuated.

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

12.15 - Status

        Nothing in this Agreement is intended to, or shall be deemed to, constitute a partnership, agency, employer-employee, or joint venture relationship between the Parties. Neither Party shall have the right to bind the other Party or to act on behalf of the other Party.

12.16 - COR Indemnification of CURAGEN

        COR shall indemnify, defend and hold harmless CURAGEN, its Affiliates and their respective directors, officers, employees, and agents and their respective successors, heirs and assigns (the "CURAGEN Indemnitees"), against any and all liability, damage, loss or expense (including reasonable attorneys' fees and expenses of litigation) incurred by or imposed upon the CURAGEN Indemnitees, or any of them, in connection with any claims, suits, actions, demands or judgments of third parties, including without limitation personal injury matters, arising out of or relating to (i) the performance of the Research Collaboration by COR (including, without limitation, the supply of samples for use in the Research Collaboration) (ii) the development, manufacture, use or sale of any COR Product, or (iii) COR's breach of any of its representations to CURAGEN set forth in Section 12.01.

12.17 - CURAGEN Indemnification of COR

        CURAGEN shall indemnify, defend and hold harmless COR, its Affiliates and their respective directors, officers, employees, and agents and their respective successors, heirs and assigns (the "COR Indemnitees"), against any liability, damage, loss or expense (including reasonable attorneys' fees and expenses of litigation) incurred by or imposed upon the COR Indemnitees, or any of them, in connection with any claims, suits, actions, demands or judgments of third parties, including without limitation personal injury matters, arising out of or relating to (i) the performance of the Research Collaboration by CURAGEN (except to the extent such claims, suits, actions, demands or judgments are based on the use of the samples or information provided to CURAGEN by COR under this Agreement); (ii) the development, manufacture, use or sale of any CURAGEN Product, or (iii) CURAGEN's breach of any of its representations to COR set forth in Section 12.00.

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

12.18 - Governing Law

        This Agreement shall be governed and construed in accordance with the laws of the State of Connecticut, without application of its principles of conflict of law.

12.19 - Captions and Headings

        The captions and headings appearing in this Agreement have been inserted for reference and as a matter of convenience and in no way define, limit or enlarge the scope or meaning of this Agreement or any provision.

12.20 - Amendments

        Any amendment to this Agreement shall only be effective if the amendment is in writing and is signed by all the Parties to this Agreement.

12.21 - Counterparts

        This Agreement may be executed in facsimile counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same Agreement.


                  [Remainder of Page Intentionally Left Blank]

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

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first set forth above by their duly authorized representatives in two (2) originals.

COR THERAPEUTICS INC.


By:  /s/ Charles J. Homcy, M.D.

Name
and Title:  Charles J. Homcy, M.D. - Executive Vice President Research and
            --------------------------------------------------------------
       Development
       -----------

Date: May 1, 1999
      -----------



CURAGEN CORPORATION

By: /s/ Peter A. Fuller, Ph.D.
    --------------------------

Name
and Title: Peter A. Fuller, Ph.D., Vice President, Business Development
           ------------------------------------------------------------

Date: May 1, 1999
      -----------

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